UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           September 15, 2011

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

    On September 15, 2011, Collectors Universe, Inc. announced that it had completed the acquisition of Coinflation.com, an informational website providing precious metal values and the intrinsic values of individual coins. The Company paid a cash purchase price of $550,000 and stock of $200,000, for a total consideration of approximately $750,000.

    In that same press release, the Company reported that it expects revenues in the range of $11.4 million to $11.6 million and operating income in the range of $2.25 million to $2.35 million for the first quarter of fiscal 2012, compared to revenues of $9.8 million and operating income of $1.83 million for the first quarter of the fiscal 2011.

    A copy of the press release is attached as Exhibit 99.1 to this Current Report and that press release, including the cautionary statements regarding forward-looking information that are contained in the press release, are incorporated into this Current Report by this reference.

    In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Collectors Universe, Inc. on September 15, 2011, announcing the acquisition of Coinflation.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: September 16, 2011	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Collectors Universe, Inc. on September 15, 2011 announcing the acquisition of Coinflation.com

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